UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2022
Luxfer Holdings PLC
(Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8989 North Port Washington Road, Suite 211,
Milwaukee, WI, 53217
(Address and Zip Code of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sylvia A. Stein to Board of Directors

Luxfer Holdings PLC (the “Company”) today announced the appointment of Sylvia A. Stein to the Company’s Board of Directors, effective August 1, 2022. Upon joining the Board, Ms. Stein, age 56, will serve on the Nominating and Governance Committee and the Audit Committee.

Ms. Stein is the Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer of Modine Manufacturing Company (NYSE: MOD), a global provider of thermal management systems and components. Ms. Stein joined Modine in January 2018 as Vice President, General Counsel, and Corporate Secretary, and she was named Chief Compliance Officer in February 2020. In her current role, Ms. Stein leads the company’s global legal, compliance, and intellectual property functions; provides strategic governance and legal advice to Modine’s Board of Directors and business units; and serves as a key advisor to the company’s CEO and executive management team. With more than twenty years of in-house legal experience, Ms. Stein brings valuable insight to Luxfer’s Board, including her involvement in developing and executing growth-driven business strategy and pragmatic risk management procedures. Before joining Modine, Ms. Stein served as Associate General Counsel, Marketing & Regulatory, at Kraft Heinz Food Company (NASDAQ: KHC), a global food and beverage manufacturer, which she joined in 2001. Earlier in her career, Ms. Stein was member of the complex commercial litigation practice at Latham & Watkins, LLP in Chicago, Illinois. Prior to that, she served as a federal judicial law clerk.

Ms. Stein holds a Bachelor’s degree in Economics from Northwestern University and a Juris Doctor from the University of Michigan Law School. She presently serves on the Board of Directors and Governance Committee of Just the Beginning – A Pipeline Organization, a non-profit organization dedicated to developing interest in the law among young persons from underrepresented ethnic backgrounds, and is Vice President of the Board of the Westside Justice Center, a charitable organization providing legal aid to the Chicago community.

In appointing Ms. Stein, the Board considered Ms. Stein’s extensive experience in governance, regulatory compliance, and ESG strategy, as well as her knowledge of mergers and acquisitions and human capital management practices. There are no arrangements or understandings between Ms. Stein and any other person pursuant to which Ms. Stein was appointed to serve on the Board of Directors. There are no family relationships between Ms. Stein and any other director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For her service as a Non-Executive Director, Ms. Stein will be compensated in accordance with the Company’s Directors’ Remuneration Policy and will receive the standard remuneration provided to the Company’s current Non-Executive Directors, which is further described in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 27, 2022. In accordance with the Company’s customary practice, Ms. Stein and the Company have entered into the Company’s standard Non-Executive Director Appointment Letter.

A copy of the Company’s press release announcing Ms. Stein’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Luxfer Press Release dated June 30, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: June 30, 2022

By: /s/ Megan E. Glise
Megan E. Glise
General Counsel & Company Secretary
Authorized Signatory for and on behalf of
Luxfer Holdings PLC